UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2008
PureRay Corporation
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-32089	91-2023071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1120
Atlanta, GA 30305
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 869-6242
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Chief Operating Officer
On October 10, 2008, the Company appointed John McIlwaine, age 37, as the new Chief Operating Officer of PureRay Corporation (the “Company”), effective immediately.
From December 2007 to August 2008, Mr. McIlwaine was the President of Brand Asset Digital, a digital-media company that develops and markets anti-piracy and brand marketing solutions for the person-to-person marketplace, where he was responsible for helping the company navigate from its product development focus into a high-growth, scalable enterprise. In 1995, Mr. McIlwaine co-founded Knowlagent, a human performance enterprise software company that distributes its products worldwide. From February 1995 to December 2005, Mr. McIlwaine served as the Chief Technology Officer of Knowlagent, with primary responsibilities for research and development, product development, and professional services. From February 1995 to January 2007, Mr. McIlwaine also served as the Co-Chairman of the Board of Directors of Knowlagent. Mr. McIlwaine, who has been granted seven patents, received a bachelor’s of science degree in Mechanical Engineering from the Georgia Institute of Technology in 1993.
On October 10, 2008, the Company and Mr. McIlwaine entered into an employment agreement (the “McIlwaine Employment Agreement”) which is effective as of October 10, 2008. The initial term of the Employment Agreement expires on January 31, 2010. The McIlwaine Employment Agreement may be terminated by receipt of notice from the Company or Mr. McIlwaine at least ninety days prior to the end of the initial term or any renewal term. Subject to the termination provisions, the McIlwaine Employment Agreement will automatically renew for an additional period of one year on February 1, 2010 and on each annual anniversary thereof.
The McIlwaine Employment Agreement provides, among other things, that Mr. McIlwaine’s base compensation will initially be $210,000 per year, which will increase to $240,000 per year upon the earlier of January 1, 2009 or the date additional funding of not less than $1,000,000 is secured for the Company. Additionally, Mr. McIlwaine will be eligible to participate in any executive bonus plans approved by the Company’s Board of Directors.
Pursuant to the McIlwaine Employment Agreement, the Company agreed to grant Mr. McIlwaine options to acquire shares of the Company’s Common Stock under the Company’s 2008 Stock Option and Incentive Plan (as described more fully below). However, as of the date of this Current Report on Form 8-K, the number of shares of the Company’s Common Stock underlying such options to be granted to Mr. McIlwaine has not been determined.
If the Company terminates Mr. McIlwaine’s employment without Good Cause (as defined in the McIlwaine Employment Agreement and summarized below), or Mr. McIlwaine terminates his employment for Good Reason (as defined in the McIlwaine Employment Agreement and summarized below), he would be receive a lump sum payment equal to the cash compensation that would have been paid during the greater of the duration of (i) the remainder of the term of the McIlwaine Employment Agreement and (ii) twelve months from the date of termination. Additionally, all of Mr. McIlwaine’s unvested stock options, restricted stock and warrants will immediately vest. “Good Cause” is defined generally to include a material breach of the McIlwaine Employment Agreement by Mr. McIlwaine, gross negligence and fraud. “Good Reason” is defined generally as a material breach of the McIlwaine Employment Agreement by the Company, a material change in Mr. McIlwaine’s position with the Company which reduces his level of responsibility, a reduction below 90% in Mr. McIlwaine’s then-current base salary, and a change in control of the Company.

The McIlwaine Employment Agreement also contains covenants prohibiting Mr. McIlwaine from disclosing confidential information and from soliciting the Company’s customers and employees, both during his employment and for specified periods after termination of his employment.
The foregoing description of the McIlwaine Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the McIlwaine Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
On October 17, the Company issued a press release announcing the appointment of John McIlwaine as the Company’s new Chief Operating Officer, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
(e) Adoption of 2008 Stock Option and Incentive Plan
On October 15, 2008, the Company’s Board of Directors unanimously approved the 2008 Stock Option and Incentive Plan (the “2008 Plan”). The purpose of the 2008 Plan is to promote the growth and profitability of the Company and its subsidiaries by affording employees, directors and certain key consultants of the Company an opportunity to acquire or increase their proprietary interests in the Company.
In order to be able to grant qualified incentive stock options under the 2008 Plan in accordance with Section 422 of the Internal Revenue Code, as amended (the “Code”), the Company must obtain shareholder approval of the 2008 Plan within 12 months after the 2008 Plan was adopted by the Board of Directors. Accordingly, the Company intends to submit the 2008 Plan to a vote of our shareholders at our next annual meeting of shareholders. To the extent that the 2008 Plan is not approved by our shareholders at the annual meeting, the 2008 Plan will nonetheless continue in existence as a valid plan, but any stock options granted under the 2008 Plan will be non-qualified stock options for tax purposes.
Shares Subject to the Plan
The 2008 Plan reserves up to 5,500,000 shares of our Common Stock, subject to adjustment in case of a reorganization, recapitalization, exchange of shares or stock split or stock dividend with respect to the Company’s Common Stock or other change in the Company’s corporate structure that affects the Company’s Common Stock.
Types of Awards
The 2008 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock awards (collectively, “Awards”).
Administration
The 2008 Plan is currently administered by a committee of the Board of Directors (the “Committee”) consisting of at least two directors appointed from time to time by our Board of Directors, provided that with respect to Awards granted to individuals that are subject to Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Insider”), the Committee will consist of either (i) the entire Board of Directors or (ii) at least two directors who are non-employee directors, and all authority and discretion of the Committee under the 2008 Plan will be exercised by such non-employee directors.

Subject to any applicable limitations contained in the 2008 Plan, the Committee determines (i) the individuals to whom Awards will be granted, (ii) the number of shares of Common Stock underlying the stock options covered by Awards, (iii) the vesting schedule of Awards, (iv) subject to the terms of the 2008 Plan, the exercise price of stock options and the permissible methods of payment thereof, (v) the duration of stock options, and (iv) the number of shares of Common Stock subject to any restricted stock awards and the terms and conditions of such awards. The Committee may also amend or modify any outstanding Stock Option Agreement or Restricted Stock Agreement entered into under the 2008 Plan, provided that the grantee consents to such action.
Eligible Participants
Any of our (or our subsidiaries) employees, directors or consultants are eligible to receive Awards under the 2008 Plan. However, only our (or our subsidiaries) employees may receive incentive stock options under the 2008 Plan.
Stock Option Awards
Eligible persons are granted the right to purchase a specified number of shares of the Company’s Common Stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the stock option grant.
Non-qualified stock options may be granted at an exercise price which may be not less than the fair market value of the underlying Common Stock on the date of grant, as determined by the Committee pursuant to the terms of the 2008 Plan. Incentive stock options, on the other hand, may not be granted at an exercise price less than 110% of the fair market value on the date of grant if granted to persons holding more than 10% of the Company’s total combined voting power).
The 2008 Plan permits the following forms of payment of the exercise price of stock options: (i) payment by cash, (ii) surrender to the company of shares of Common Stock already owned by the optionee or (iii) authorization by the optionee to the Company to withhold shares of Common Stock otherwise issuable upon exercise of the stock option.
The Committee will, in its discretion, fix the term of each option, provided, however, that the maximum term of any incentive stock options granted under the 2008 Plan cannot exceed ten years. Additionally, incentive stock options granted under the 2008 Plan may not be exercised prior to shareholder approval of the 2008 Plan. If shareholders do not approve the 2008 Plan, incentive stock options granted under the 2008 Plan will be converted to non-qualified stock options. The 2008 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement or, if the Committee so determines, in the event of a change in control.
Stock options are exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable stock option agreement. The Committee may determine, at the time of granting an option or thereafter, that such option shall become exercisable in part or in full upon a change in control of the Company. Shares issued upon exercise of an option may be subject to forfeiture conditions, rights of first refusal, rights of repurchase or other transfer restrictions as the Committee determines.
Restricted Stock Awards
Restricted stock awards entitle recipients to acquire restricted shares of Common Stock. Restricted stock may be sold or awarded for such consideration as the Committee determines, including for cash or past or future services. Restricted stock awards are subject to such restrictions, terms, and conditions as the Committee may, in its discretion, determine. The Committee may also provide for accelerated vesting at the time of grant or thereafter, provided that restricted stock granted to Section 16 Insiders may not vest within six months after the date of grant.
Termination and Amendment
The Board of Directors may at any time terminate or amend the 2008 Plan, except that the Board of Directors may not, without shareholder approval:
•	increase the number of shares available for issuance under the 2008 Plan (except for adjustments in case of a reorganization, recapitalization, exchange of shares or stock split or stock dividend with respect to the Company’s Common Stock or other change in the Company’s corporate structure that affects the Company’s Common Stock); or

•	change the class of employees who are eligible to receive incentive stock options that may participate in the 2008 Plan.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 10, 2008, the Company amended Section 2.1 of the Company’s Bylaws (as amended, the “Amended and Restated Bylaws”), which previously required the Company to hold its annual meeting of shareholders within 180 days of the end of the Company’s fiscal year. As amended, Section 2.1 now reads as follows:
     2.1 Annual Meeting
     The Corporation shall hold an annual meeting of shareholders, at a time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.
On October 10, 2008, the Company amended Section 4.1 of the Company’s Bylaws to add the position of Chief Operating Officer as an executive officer of the Company. As amended, Section 4.1 now reads as follows:
     4.1 Appointment and Term
     The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term “executive officer” shall mean the President, Chief Operating Officer, the chief financial officer and any other officer designated by the Board as an executive officer. The Board or the President may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

On October 10, 2008, the Company added Section 4.8 to the Company’s Bylaws to add the position of Chief Operating Officer as an executive officer of the Company and define the responsibilities and duties of the Chief Operating Officer. New Section 4.8 reads as follows:
     4.8 Chief Operating Officer
     If appointed, the Chief Operating Officer shall have the responsibilities and duties as set forth by the Board or the President.
The foregoing amendments were effective upon their adoption on October 10, 2008.
The foregoing description of the amendments to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
3.1	Amended and Restated Bylaws of PureRay Corporation dated October 10, 2008

10.1	Employment Agreement by and between PureRay Corporation and John McIlwaine dated October 15, 2008

10.2	2008 Stock Option and Incentive Plan

99.1	Press Release dated October 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURERAY CORPORATION
Date: October 17, 2008	By:	/s/ Jefrey M. Wallace
Jefrey M. Wallace
Chief Executive Officer

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION
3.1	Amended and Restated Bylaws of PureRay Corporation dated October 10, 2008

10.1	Employment Agreement by and between PureRay Corporation and John McIlwaine dated October 15, 2008

10.2	2008 Stock Option and Incentive Plan

99.1	Press Release dated October 17, 2008